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                                                                      EXHIBIT 17


      EVERY SHAREHOLDER'S VOTE IS IMPORTANT! PLEASE VOTE YOUR PROXY TODAY!



     VOTING BY TELEPHONE                       VOTING BY INTERNET                                   VOTING BY MAIL
                                          Follow these six easy steps:                       Follow these three easy steps:
Follow these four easy steps:             1.  Read the accompanying Proxy                    1.  Read the accompanying Proxy
1.  Read the accompanying Proxy               Statement and Proxy Card.                          Statement and Proxy Card.
    Statement and Proxy Card.             2.  Go to the Web site                             2.  Please mark, sign and date
2.  Call the toll-free number                 www.aiminvestments.com.                            your Proxy Card.
    1-888-221-0697.                       3.  Click on the My Account tab.                   3.  Return the Proxy Card in the
3.  Enter your Control Number listed      4.  Click on the 2003 Proxy Information                postage-paid envelope provided or
    on the Proxy Card.                        link.                                              return it to Proxy Tabulator, P.O.
4.  Follow the recorded instructions.     5.  Follow the instructions provided.                  Box 9123, Hingham, MA 02043-9723.
                                          6.  Enter your Control Number listed on
                                              the Proxy Card.
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    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

             ------------------------------------------------------
                CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING.
                   EACH PROXY CARD HAS ITS OWN CONTROL NUMBER.

                   ****CONTROL NUMBER: 999 999 999 999 99****
             ------------------------------------------------------

        -- Please fold and detach card at perforation before mailing. --


PROXY CARD                                                           PROXY CARD
             PROXY SOLICITED BY THE BOARD OF TRUSTEES (THE "BOARD")

                                       OF

                       AIM INTERNATIONAL CORE EQUITY FUND

                       (A PORTFOLIO OF AIM ADVISOR FUNDS)

      PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 21, 2003

The undersigned hereby appoints Robert H. Graham and Mark H. Williamson, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders on October 21, 2003, at 3:00 p.m., Central Time, and at any adjournment thereof, all of the shares of the fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS
SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED "FOR"
THE APPROVAL OF EACH OTHER PROPOSAL AND "FOR" EACH NOMINEE.

                                      --  PROXY MUST BE SIGNED AND DATED BELOW.

                                      Dated                                2003
                                            ------------------------------


                                      -----------------------------------------
                                             Signature(s) (if held jointly)

                                      NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                      APPEARS ON THIS PROXY CARD. All joint
                                      owners should sign. When signing as
                                      executor, administrator, attorney,
                                      trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, please sign in the partnership name.


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         o Please fold and detach card at perforation before mailing. o

  -- PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. --
     PLEASE DO NOT USE FINE POINT PENS.

                                                                  PLEASE MARK
                                                           [X]    VOTE AS IN
                                                                  THIS EXAMPLE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING
"FOR" EACH PROPOSAL.

1.  To approve an Agreement and Plan of Reorganization under which all of the                        FOR      AGAINST     ABSTAIN
    assets of AIM International Core Equity Fund, an investment portfolio of AIM                     [ ]        [ ]         [ ]
    Advisor Funds ("Trust"), will be transferred to INVESCO International Blue
    Chip Value Fund (Buying Fund"), an investment portfolio of INVESCO
    International Funds, Inc. ("Buyer"), Buying Fund will assume the liabilities of AIM International Core Equity Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of
    AIM International Core Equity Fund and, in connection therewith, the sale of
    AIM International Core Equity Fund's assets and the termination of AIM
    International Core Equity Fund as a designated series of Trust.
                                                                                                             WITHHOLD
                                                                                                     FOR     AUTHORITY      FOR ALL
                                                                                                     ALL  FOR ALL NOMINEES   EXCEPT
2.  To elect sixteen individuals to the Board of Trust, each of whom will serve                      [ ]        [ ]           [ ]
    until his or her successor is elected and qualified:

01  Bob R. Baker        05  Albert R. Dowden       09  Robert H. Graham      13  Ruth H. Quigley
02  Frank S. Bayley     06  Edward K. Dunn, Jr.    10  Gerald J. Lewis       14  Louis S. Sklar
03  James T. Bunch      07  Jack M. Fields         11  Prema Mathai-Davis    15  Larry Soll, Ph.D.
04  Bruce L. Crockett   08  Carl Frischling        12  Lewis F. Pennock      16  Mark H Williamson

    TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL
    EXCEPT" BOX AND WRITE THE NOMINEE'S NUMBER(S) ON THE LINE PROVIDED.

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                                                                                                     FOR        AGAINST     ABSTAIN
3.  To approve an Agreement and Plan of Reorganization which provides for the                        [ ]          [ ]         [ ]
    restructuring of AIM International Core Equity Fund and Trust's other series portfolio AIM Real Estate Fund, as new series portfolio of AIM Investment
    Securities Funds, an existing open-end management investment company organized as a Delaware statutory trust and, in connection therewith, the sale of all of AIM International Core Equity Fund's assets and the termination of AIM International Core Equity Fund as a designated series of
    Trust.
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    IN THE DISCRETION OF SUCH PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY
    COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.